UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 25, 2022

Kaival Brands Innovations Group, Inc.
(Exact name of registrant as specified in charter)

Delaware	000-56016	83-3492907
(State or other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

4460 Old Dixie Highway Grant, Florida 32949	33181
(Address of Principal Executive Offices)	(zip code)

(833) 452-4825
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	KAVL	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

On August 25, 2022, Kaival Brands Innovations Group, Inc. (the “Company”) announced that, on August 23, 2022, the U.S. Court of Appeals for the Eleventh Circuit ruled 2-1 in favor Bidi Vapor, LLC (“Bidi Vapor”) (for whom the Company acts as exclusive U.S. distributor), granting Bidi Vapor’s petition for review, and setting aside and remanding as arbitrary and capricious the U.S. Food and Drug Administration’s order denying the Premarket Tobacco Product Applications for the non-tobacco flavored BIDI® Sticks produced by Bidi Vapor.

On August 25, 2022, the Company issued a press release announcing the Court’s decision and explaining the impact of the decision on the Company. Such press release has been filed as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release dated, August 25, 2022.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 25, 2022	Kaival Brands Innovations Group, Inc.

By:	/s/ Eric Mosser
Eric Mosser
President and Chief Operating Officer